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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in the registration statement (Form S-3) and related prospectus of Ask Jeeves, Inc. for the registration of 1,106,195 shares of its common stock and to the incorporation by reference therein of our report dated February 1, 2002, except for Note 17, as to which the date is February 7, 2002, with respect to the consolidated financial statements and schedule of Ask Jeeves, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

/s/  ERNST & YOUNG LLP

Walnut Creek, California
March 5, 2002

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS